                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              CUNO INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                                                  [LOGO OF CUNO]







                                                        Notice of
                                                        Annual Meeting
                                                        of
                                                        Stockholders
                                                        March 14, 2001
                                                        and
                                                        Proxy Statement



                                                CUNO Incorporated
                                                400 Research Parkway
                                                Meriden, Connecticut  06450

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 14, 2001

To the Stockholders of CUNO Incorporated:

     The Annual Meeting of the Stockholders of CUNO Incorporated will be held at the Radisson Hotel & Conference Center, 100 Berlin Road, Cromwell, Connecticut on Wednesday, March 14, 2001, at 10:00 a.m., for the following purposes:

     1.   Election of two (2) Class II Directors to serve for a term of three
          (3) years and until a successor shall have been elected and qualified;

     2. Ratification of the selection of Ernst & Young LLP as independent auditors for the fiscal year ending October 31, 2001; and

     3. Transaction of such other business as may properly come before the meeting and any adjournments or postponements thereof;

all in accordance with the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on January 15, 2001, as the record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting.

     YOUR VOTE IS IMPORTANT

     Please vote all proxies you receive. Shareholders of record can vote any one of three ways:

     . By Telephone: Call the toll-free number on your proxy card to vote by phone.
     . Via Internet: Visit the web site on your proxy card to vote via the Internet
     . By Mail: Mark, sign, date and mail your proxy card in the enclosed postage-paid envelope.

     The method by which you decide to vote will not limit your right to vote at the Annual Meeting. If you later decide to attend the Annual Meeting in person, you may vote your shares even if you previously have submitted a proxy.

     An admission ticket, which is required for entry into the Annual Meeting, is attached to your proxy card. If you plan to attend the Annual Meeting, please vote your proxy but keep the admission ticket and bring it to the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.


                        BY ORDER OF THE BOARD OF DIRECTORS

                        /s/  John A. Tomich
                        ----------------------------------
                        JOHN A. TOMICH
                        General Counsel and Secretary

January 19, 2001

                                PROXY STATEMENT
                         Annual Meeting of Stockholders
                                 March 14, 2001


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CUNO Incorporated (the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Radisson Hotel & Conference Center, 100 Berlin Road, Cromwell, Connecticut on Wednesday, March 14, 2001, at 10:00 a.m., and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.


                                 VOTING SHARES

     The Board of Directors has fixed the close of business on January 15, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. The Company's voting securities outstanding on January 15, 2001, consisted of 16,332,320 shares of its $.001 par value common stock ("Common Stock"). Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting. A plurality of the votes cast in person or by proxy is required to elect the nominees for director. The affirmative vote of a majority of the shares present in person or by proxy is required to ratify the selection of Ernst & Young LLP as independent auditors of the Company's financial statements for fiscal year ending October 31, 2001.

     Any stockholder giving a proxy will have the right to revoke it at any time prior to the voting thereof by giving written notice to the Secretary of the Company. All shares represented by effective proxies will be voted at the Annual Meeting or at any adjournments or postponements thereof. In addition, if you are present at the Annual Meeting, you may revoke your proxy at that time and vote personally on all matters brought before the Annual Meeting. All shares represented by effective proxies marked "abstain" will be counted as present and entitled to vote for purposes of reaching a quorum at the Annual Meeting or at any adjournments or postponements thereof and will be counted for purposes of voting on any proposal presented at the Annual Meeting or any adjournments or postponements thereof. Abstentions will have the same effect as votes cast against a proposal. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and will have no effect on the vote on such matter. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about January 19, 2001.

     A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, commencing March 2, 2001, and continuing through the date of the Annual Meeting, at the principal offices of the Company, 400 Research Parkway, Meriden, Connecticut 06450.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     At the Annual Meeting, two directors of Class II will be elected for a term of three years expiring at the Annual Meeting of Stockholders in 2004. Directors of Class II, whose terms of office expire at the Annual Meeting on March 14, 2001, are Mr. Mark G. Kachur and Mr. David L. Swift, who were nominated for reelection by the Board of Directors. It is the intention of the persons named in the enclosed form of proxy to vote such proxy as specified and, if no specification is made on a signed and returned proxy, to vote such proxy FOR the election as directors the nominees listed in the table set forth below to serve for a term of three years and until a successor shall be elected and qualified. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT TO SERVE AS DIRECTORS OF THE COMPANY.

     The Board of Directors has no reason to believe that the persons nominated will not be available. In the event that a vacancy or vacancies among such original nominees occurs prior to the Annual Meeting, shares represented by the proxies so appointed may be voted for a substitute nominee or nominees designated by the Board of Directors and will be voted for the remaining nominees. The nominees identified herein have consented to serve if elected. In any event, the shares represented by the proxy will be voted for the election of the nominees unless instructed to the contrary.

     The terms of office of Mr. Frederick C. Flynn, Jr. and Mr. C. Edward Midgley, both Class III directors, will expire at the annual meeting in 2002 and the terms of office of Mr. Joel B. Alvord, Dr. Charles L. Cooney, and Mr. John
M. Galvin, all Class I directors, will expire at the annual meeting in 2003.

     Each stockholder will be entitled to vote the number of shares of Common Stock held as of the record date by such stockholder for the number of directors to be elected. Stockholders will not be allowed to cumulate their votes in the election for directors.


                           INFORMATION AS TO NOMINEES

     The name of the nominees for the office of director to be elected at the Annual Meeting, together with certain information concerning the nominee, are set forth below:



               Mark G. Kachur, age 57 - Director since 1996
               Class II (present term expires in 2001)

               Mr. Kachur has been a director of the Company since July 1996, Chairman of the Board since November 1, 1999, President and Chief Executive Officer of the Company since December 1, 1997, and President and Chief Operating Officer of the Company from September 1996 until December 1, 1997. Since joining the Company in 1994, Mr. Kachur has been President of the Company. From 1992 until 1994, he was President and CEO of Biotage, Inc., and from 1971 to 1991, he was with Pall Corporation, the last seven years as a Group Vice President. He holds a bachelor of science degree in Mechanical Engineering from Purdue University and a master's degree in Business Administration from the University of Hartford.

               David L. Swift, age 64 - Director since 1996
               Class II (present term expires in 2001)

               Mr. Swift has been a director of the Company since August 1996. Mr. Swift retired in 1996 from Acme-Cleveland Corporation, a manufacturer of communications, motion control and measurement products, where he served as Chairman of the Board since 1993 and Chief Executive Officer and President since 1988. He holds a bachelor of science degree from Ball State University and a juris doctorate from the Salmon P. Chase College of Law. Mr. Swift is also a director of Alltrista Corporation, LESCO Inc., and Twin Disc, Incorporated.



                  INFORMATION CONCERNING DIRECTORS WHOSE TERMS
                OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING

     The names of the remaining five directors of the Company, and certain information with respect to the directors, are as follows:



               Frederick C. Flynn, Jr., age 50 - Director since 1999 Class III Director (present term expires in 2002)

               Mr. Flynn has been a director of the Company, Senior Vice President - Finance and Administration, Chief Financial Officer, and Assistant Secretary of the Company since January 1999. From 1997 through 1998, he served as Senior Vice President - Finance and Chief Financial Officer of GE Capital Information Technology Solutions, a computer systems distributor and service provider. In 1996 he was Senior Vice President - Finance of National Medical Care, Inc., a healthcare services provider, and from 1979 to 1995 he was with United Technologies Corporation, the last six years as Vice President - Treasurer. He holds a bachelor of science degree in Economics from Boston College and a master's degree in Business Administration from the University of Connecticut.



               C. Edward Midgley, age 63 - Director since 1995
               Class III Director (present term expires in 2002)

               Mr. Midgley has been a director of the Company since 1995, when the Company was a subsidiary of Commercial Intertech Corp. Mr. Midgley has been associated with UBS Warburg since November 2000 as an Advisor. From 1995 until November 2000, he was an Advisory Director of PaineWebber Incorporated. From 1992 until 1995, he was Co-Head of Investment Banking, Executive Managing Director, Head of Mergers and Acquisitions and a Member of the Board of Directors of Kidder, Peabody & Co. Incorporated. He holds a bachelor of arts degree in Economics from Princeton University and a master's degree in Business Administration from Harvard Business School.

               Joel B. Alvord, age 62 - Director since 1996
               Class I Director (present term expires in 2003)

               Mr. Alvord has been a director of the Company since August 1996. He is President and Managing Director of Shawmut Capital Partners. Prior to joining Shawmut Capital Partners, he was Chairman of Fleet Financial Group for two years, after it was merged with Shawmut National Corporation. Mr. Alvord served as Chief Executive Officer of Shawmut National Corporation from 1987 to 1995. He is a director of Fleet Financial Group. He has been a member of the Board of the Federal Reserve Bank of Boston, HSB Group, and Swiss Reinsurance Company of North America. He is a trustee of the Wang Center for the Performing Arts, the American Repertory Theater and the Harvard Eating Disorders Center.



               Dr. Charles L. Cooney, age 56 - Director since 1996 Class I Director (present term expires in 2003)

               Dr. Cooney has been a director of the Company since August 1996. He has been a Professor of Chemical and Biochemical Engineering at the Massachusetts Institute of Technology ("MIT") since 1982. At MIT he is also the executive officer of the Department of Chemical Engineering and the co-director of the Program on the Pharmaceutical Industry. Since 1989, he has served as the regional editor of Bioseparations, and in 1992, Dr. Cooney became a founding Fellow for the American Institute for Medical and Biological Engineering. He holds a bachelor of science degree in Chemical Engineering from the University of Pennsylvania and a master's degree and a Ph.D. in Biochemical Engineering from MIT. Dr. Cooney is also a director of Genzyme Corporation.



               John M. Galvin, age 68 - Director since 1993
               Class I Director (present term expires in 2003)

               Mr. Galvin has been a director of the Company since 1993, when the Company was a subsidiary of Commercial Intertech Corp. Since his retirement in 1992 from The Irvine Company, a major landowner and developer that also owns a major portfolio of income property, Mr. Galvin has been a private investor and consultant. From 1987 until 1992, he was Vice Chairman and Director of The Irvine Company. He holds a bachelor's degree in Business Administration from Indiana University. Mr. Galvin is also a director of Global Marine, Inc.


BOARD MEETINGS AND COMMITTEE INFORMATION

     The Board of Directors held seven meetings during fiscal 2000 and established committees to assist in the discharge of its responsibilities. These presently include the Audit, Pension and Nominating, and Compensation Committees. During the fiscal year, all directors attended 75% or more of the aggregate meetings of the Board and the Board committees to which they were assigned. The attendance at the meetings of the Board of Directors and committee meetings during the year was 98%.

     The Audit Committee has the primary responsibility of overseeing the Company's financial reporting process on behalf of the Board and reports the results of its activities to the Board. In fulfilling its oversight responsibilities, the Audit Committee recommends the selection and evaluates the qualifications and performance of the independent auditors; reviews with such auditors, prior to the commencement of, or during such audit for each fiscal year, the scope of the audit to be made; reviews with such auditors and with management the results of the audits, any changes in accounting policies and the services rendered by such auditors (including management consulting fees and the effect of such services on the independence of such auditors); reviews the Company's internal audit and control functions; reviews financial statements and reports with management and the auditors; considers such matters relating to the audits and to the accounting procedures employed by the Company, as the Audit Committee may deem appropriate; and reports to the full Board of Directors regarding all of the foregoing. The Audit Committee comprises at least three directors, all of who are financially literate, and at least one member has accounting or related financial management expertise. During the fiscal year, the Audit Committee held three meetings with the auditors. The Audit Committee consists of the following four members:
Messrs. Galvin (Chairman), Midgley, Swift, and Dr. Cooney. Each of the members of the Audit Committee is independent (as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards). See the "Audit Committee Report." A copy of the Audit Committee Charter, as adopted by the Board of Directors, is attached as Appendix A.

     The Pension and Nominating Committee has the responsibility of identifying, recruiting and nominating prospective members of the Board of Directors. Any stockholder may nominate a person for election to the Board of Directors by contacting the Chairman of the Pension and Nominating Committee or through the procedures outlined in Section 2.4 of the Company's By-Laws. The Pension and Nominating Committee also has the responsibility of overseeing and evaluating the investments of the Company's pension plan trusts, selecting fund managers and reviewing their performance and designating the proportion of pension contributions to be assigned to such managers. During the year, the Committee held two meetings. The Pension and Nominating Committee consists of the following three members: Messrs. Alvord (Chairman), Kachur, and Swift.

     The Compensation Committee has the authority to determine annual salaries and bonuses for all elected officers and senior management, except the Chairman and Chief Executive Officer; has the authority to approve incentive and deferred compensation plans, and funding arrangements related thereto, for elected officers and senior management; and administers such plans. The Compensation Committee recommends to the non-employee members of the Board of Directors the annual salary, bonus, stock options, performance shares and restricted shares for the Chairman and Chief Executive Officer. During the fiscal year, the Compensation Committee held six meetings. The Compensation Committee consists of the following five members: Messrs. Midgley (Chairman), Alvord, Galvin, Swift and Dr. Cooney. None of the members of the Compensation Committee is an employee or former employee of the Company. See "Compensation Committee Report on Executive Compensation."

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were met.

                             EXECUTIVE COMPENSATION

      The following table sets forth information with respect to the cash compensation paid by the Company for services rendered during the fiscal years ended October 31, for the years listed below to its Chief Executive Officer and the other four executive officers of the Company whose total annual salary and bonus exceeded $100,000 during fiscal year 2000 (each, a "Named Executive Officer").

                           SUMMARY COMPENSATION TABLE

                                                                              Long-Term Compensation
                                                                         --------------------------------
                                      Annual Compensation                     Awards              Payouts
                         ---------------------------------------------        ------              -------
                                                                         Restricted   Securities
                                                          Other Annual     Stock      Underlying    LTIP      All Other
                                  Salary      Bonus       Compensation    Awards/1/     Options    Payouts    Compensation
                          Year     ($)         ($)             ($)          ($)           (#)        ($)        ($)/2/
                          ----     ---         ---             ---          ---           ---        ---        ------

Mark G. Kachur            2000    395,769     225,000         15,180      281,259       20,000     701,250       5,250
President and Chief       1999    350,000     190,700         15,180      571,508       20,000         -0-       5,000
 Executive Officer        1998    344,615      36,250         15,028      482,825      100,000         -0-       5,000


Frederick C. Flynn,       2000    259,154        -0-/3/       14,300      250,011       12,000         -0-       5,250
 Jr. Senior Vice          1999    206,731     152,900         12,100      556,584       13,000         -0-       1,731
 President - Finance      1998
 & Administration and
 Chief Financial
 Officer


Michael H. Croft          2000    228,692      83,500         23,760          -0-          -0-     341,448       5,250
Senior Vice President     1999    213,000     152,500         23,760      178,375        8,500         -0-       5,000
                          1998    213,000      42,600         23,760          -0-          -0-         -0-       5,000


Thomas J. Hamlin          2000    173,731      50,000          9,660       62,523        9,000      11,651       5,212
Senior Vice President     1999    167,701      82,300         11,394       70,625        5,000         -0-       4,800
 - Research &             1998    110,004      15,800            -0-          -0-          -0-         -0-       3,762
 Development


Timothy B. Carney         2000    154,809      62,000          9,660       19,394       16,500      83,750       4,644
Vice President -          1999    125,000      55,700          9,660       42,375        3,000         -0-       3,837
 General Manager,         1998    124,900       2,031          9,660        6,258          -0-         -0-       3,750
 President - North
 America Water Group


---------------------
/1/ This column shows the market value of restricted share awards on the date of grant. The aggregate holdings/value of restricted stock held on October 31, 2000, by the individuals listed in this table, not including awards which were earned after the end of the fiscal year as part of the Company's Executive Management Incentive Plan ("EMIP") or the Management Incentive Plan ("MIP") and were elected to be taken in the form of restricted stock, as described in the Compensation Committee Report on Executive Compensation were: Mark G. Kachur -64,032 shares/$1,640,820; Frederick C. Flynn, Jr., - 33,451 shares/$857,181; Michael H. Croft - 11,500 shares/$294,687; Thomas J.
    Hamlin - 5,000 shares/$128,125; and Timothy B. Carney - 4,303 shares/$110,264.

/2/ Company matching contributions pursuant to the Company 401(k) Plan.

/3/ Pursuant to the Company's MIP, Mr. Flynn has elected to take 100% of his bonus in restricted stock.

     The following table sets forth, for each of the Named Executive Officers, options granted on Common Stock during fiscal year 2000 pursuant to the CUNO Incorporated 1996 Stock Incentive Plan.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        Potential Realizable Value
                                                                                          at Assumed Annual Rate
                                                                                              of Stock Price
                                                                                          Appreciation for Option
                                                 Individual Grants                                 Term
                             -------------------------------------------------------    --------------------------
                              Number of      % of Total
                              Securities       Options
                              Underlying      Granted to     Exercise
                               Options        Employees       or Base
                               Granted        In Fiscal        Price      Expiration
                                (#)/1/           Year        ($/Share)       Date           5% ($)            10% ($)
                                ------           ----        ---------       ----           ------            -------

Mark G. Kachur                  20,000           10.4%         19.75        1/10/10        248,455            629,630
Frederick C. Flynn, Jr.         12,000            6.2%         19.75        1/10/10        149,073            377,778
Michael H. Croft                   -0-              -              -              -              -                  -
Thomas J. Hamlin                 9,000            4.6%         19.75        1/10/10        111,805            283,334
Timothy B. Carney                9,000            4.7%         19.75        1/10/10        111,805            283,334
Timothy B. Carney                7,500            3.9%         29.00        7/16/10        136,808            346,695

-------------
/1/ The options were granted subject to a three-year vesting period, with 50% of the options granted becoming exercisable on the second anniversary of the grant date and 50% on the third anniversary. No stock appreciation rights were granted. The exercisability of the options may be accelerated in the event of a change in control.

  The following table sets forth, for each of the Named Executive Officers, information regarding the exercise of options on the Common Stock during fiscal year 2000 and unexercised options held as of the end of fiscal year 2000 pursuant to the CUNO Incorporated 1996 Stock Incentive Plan.


              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000 AND
                       FISCAL YEAR-END 2000 OPTION VALUES

                                           Shares        Value        Number of Securities         Value of Unexercised
                                         Acquired on    Realized     Underlying Unexercised        In-the-Money Options
            Name                         Exercise (#)      ($)        Options at FY-End (#)          at FY-End ($)/1/
            ----                         -----------    --------     ----------------------        --------------------

                                                                           Exercisable/                 Exercisable/
                                                                           Unexercisable                Unexercisable
                                                                           -------------                -------------

Mark G. Kachur...............                -0-          -0-               177,536/90,000             2,169,066/725,625
Frederick C. Flynn, Jr.......                -0-          -0-                     0/25,000                     0/197,250
Michael H. Croft.............                -0-          -0-                 13,000/8,500                136,500/97,750
Thomas J. Hamlin.............                -0-          -0-                 3,000/14,000                31,500/110,375
Timothy B. Carney                            -0-          -0-                10,000/19,500                100,500/62,063

----------------------------
/1/ The value per option is calculated by subtracting the exercise price from the October 31, 2000, closing price of the Common Stock on the NASDAQ National Market of $25.625.


  The following table sets forth, for each of the Named Executive Officers, long-term incentive awards made during fiscal year 2000 pursuant to the CUNO Incorporated 1996 Stock Incentive Plan.


              Long-Term Incentive Plan Awards in Last Fiscal Year

                                                                                          Estimated Future Payouts Under
                                                                                            Non-Stock Price Based Plans
                                 Number of                                                ------------------------------
                               Shares, Units           Performance or Other
                                 or Other             Period Until Maturation       Threshold           Target             Maximum
       Name                      Rights (#)                  or Payout                 (#)                (#)                (#)
       ----                      ----------                  ---------                 ---                ---                ---

Mark G. Kachur                      -0-                          -                      -                  -                  -
Frederick C. Flynn, Jr.             -0-                          -                      -                  -                  -
Michael C. Croft                    -0-                          -                      -                  -                  -
Thomas J. Hamlin                    -0-                          -                      -                  -                  -
Timothy B. Carney                   -0-                          -                      -                  -                  -

     Employees may retire from the Company with unreduced benefits under the Company's retirement plans at age 65 or older with 25 or more years of service. The table below shows the estimated annual pension benefits provided under the Company's defined benefit retirement plans for employees in higher salary classifications retiring at age 65 or later.

    Estimated Total Annual Retirement Benefits Under The Pension Plan For
        Salaried Employees And Supplemental Executive Retirement Plans

                                                     Years of Service
                             -----------------------------------------------------------------------
Remuneration                   15              20              25              30              35
------------                 -------         -------         -------         -------         -------

200,000                       54,838          73,117          91,396          95,966         100,536
300,000                       84,838         113,117         141,396         148,466         155,536
400,000                      114,826         153,117         203,396         200,966         210,536
500,000                      144,838         193,117         241,396         253,466         265,536
600,000                      174,838         233,117         291,396         305,966         320,536
700,000                      204,838         273,117         341,396         358,466         375,536
800,000                      234,838         313,117         391,396         410,966         430,536

     Benefits under the plans are calculated generally under a formula of 50% of the participant's final average compensation reduced by 50% of the participant's estimated social security benefits, reflected in the table in the form of a straight life annuity. The compensation covered by the pension plan is base salary as set forth in the Salary column of the Summary Compensation Table above. The compensation covered by the supplemental executive retirement plan is also base salary for Mr. Kachur, the only participant in such plan. As of December 31, 2000, Mr. Kachur had six years of credited service, Mr. Flynn, Jr. had one year of credited service, Mr. Hamlin had seventeen years of credited service, and Mr. Carney had sixteen years of credited service with the Company. Michael Croft has elected not to participate in the pension plan.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overall Policy and Administration

     The Company's executive compensation as developed and administered by the Compensation Committee of the Board of Directors (the "Compensation Committee") is designed to preserve and enhance stockholder value in the context of a progressive, global technology and manufacturing company. The executive compensation program links executive and stockholder financial interests by:

     . Motivating executives toward longer term strategic management of assets and operations through stock programs that focus executive attention on increasing stockholder value;

     . Recognizing and rewarding individual contributions and achievements as well as overall business performance via annual incentives tied to the achievement of annual operating, financial and strategic objectives; and

     . Providing a competitive base salary structure and total compensation opportunity to attract and retain the executive, research, technical and other management talent necessary to ensure the Company's continued profitable growth and maintenance of high technological standards.

     The Compensation Committee establishes salaries for corporate officers and administers the Company's Executive Management Incentive Plan ("EMIP"), Management Incentive Plan ("MIP"), and the 1996 Stock Incentive Plan. In its decision-making process, the Compensation Committee uses independent compensation consultants and may periodically seek input from appropriate Company executives.

Base Salaries

     In the aggregate, the Compensation Committee establishes base salaries at or near the market median (50th percentile) of senior executives and other corporate officers in comparably sized technology and manufacturing companies. In addition, other factors may be considered when setting individual salary levels, which may result in salaries above or below the stated target. These factors may include:

     .  Availability of talent.
     .  The recruiting requirements of the particular situation.
     .  Specific research and technical backgrounds.
     .  Experience.
     .  Anticipated performance.

     Any adjustments in the base salaries of senior executives and other corporate officers will normally occur as of December 1 each year and are dependent on such factors as:

     . The executive's current responsibilities, experience, and performance. . Competitive compensation practices at comparably sized technology and manufacturing companies.
     . The Compensation Committee's assessment regarding the executive's overall contribution.

Annual Incentive Compensation

     The Compensation Committee administers two annual incentive plans covering management participants. The EMIP was approved by stockholders in 1996 and is a performance-based plan in which payouts are set in accordance with the requirements of Internal Revenue Code ("IRC") Section 162(m). It provides annual incentive compensation opportunities to the Company's Chief Executive Officer based solely on the achievement of predetermined financial performance objectives. Target awards, as a percent of base salary, range from 45 to 60 percent for the participant.

     In addition, the Compensation Committee also administers the MIP, which provides compensation that is not performance based as defined in Code Section 162(m), but which is based on Company performance as well as objective and subjective evaluations of individual executive performance. The MIP provides opportunities for Company executives to earn annual incentives based on the achievement of a combination of important financial goals (such as operating and net income, earnings per share, return on sales, return on assets and/or cash flow) for the Company as well as individual objectives. A threshold net income level must be achieved before any payments are made. Target awards, as a percent of base salary, range from 10% to 80% for plan participants.

     Participants for fiscal 2000 included 103 individuals with target incentive award opportunities primarily based on:

     .  Individual responsibility levels.
     . Market median data for comparably sized technology and manufacturing companies.

     To enhance the Company's objectives of encouraging additional stock ownership and increasing Company cash flow, certain participants in the EMIP and MIP may elect to receive up to 100% of their award in restricted stock. If the participant elects to receive restricted stock, the Company increases the award by 25%. The vesting period associated with the stock award is four years and the shares are forfeited in the event a participant voluntarily leaves the Company or is terminated "for cause."

The 1996 Stock Incentive Plan

     The 1996 Stock Incentive Plan allows for the grant of a variety of stock incentive instruments, including non-qualified and incentive stock options, stock appreciation rights, restricted stock and performance shares. In fiscal 1996 and fiscal 1999, the Compensation Committee made grants of stock options to the Company's key executives to create a direct link between stockholder and executive interests, specifically by focusing executive attention on increasing stockholder value. The Committee made an additional grant of stock options to key executives in fiscal 2000 in furtherance of aligning the executives' interests with those of the stockholder.


     Also in fiscal 1999, the Compensation Committee granted restricted stock to selected participants. The restricted stock contains a four-year vesting period, and is forfeitable if the participant leaves the Company under certain conditions. The restricted stock grants are intended to provide a long-term retention incentive to key executives of the Company.

     In determining stock option, performance share, and restricted stock awards, the Committee considers such factors as:

     .  Median competitive award levels for comparable companies.
     . The need to attract, motivate, and retain managers, technical, and research and development talent as well as other professionals.
     .  Company and individual performance.

     The Company also awards time-lapse restricted stock grants in special circumstances, such as to attract and retain newly hired executives and for other similar non-recurring situations.

Chief Executive Officer Compensation

     Mr. Kachur was paid a base salary of $400,000 for fiscal 2000.

     For performance in fiscal 2000, Mr. Kachur received a payment under the EMIP of $255,360. This payment was calculated from a predetermined formula based on corporate net income set by the Compensation Committee and certified by the Compensation Committee in accordance with the provisions of the Code Section 162(m). In addition, Mr. Kachur received a payment from the MIP of $194,640 based on the Compensation Committee's judgment on his achievement of individual goals and objectives during 2000. Mr. Kachur elected to receive a portion of these awards in deferred, restricted stock.

     Mr. Kachur received a multi-year stock option grant of 20,000 shares in fiscal 2000. In determining this grant, the Compensation Committee wanted to ensure that Mr. Kachur's long-term incentive compensation was delivered through stock price appreciation in order to establish a strong financial link between Mr. Kachur and the Company's shareholders.

Internal Revenue Code Section 162(m)

     A 1993 IRC amendment caps the allowable federal income tax deduction for compensation paid to each of the proxy-reported officers of a public company. The deduction limit, effective since 1994, does not apply to compensation paid under a plan that meets certain requirements for performance-based compensation. These requirements include:

     . Compensation payable based upon the attainment of one or more pre-established objective performance goals;
     . Performance goals established by a Compensation Committee of the Board of Directors that is comprised solely of two or more "outside directors;"

     . The terms of the compensation and the performance criteria disclosed to and approved by stockholders before payment;
     . The Compensation Committee certifies in writing that the performance goals have been satisfied before payment.

     The Compensation Committee's general policy is to structure the major components of the Company's incentive compensation programs to satisfy the requirements of performance-based compensation and preserve the deductibility of compensation paid to executive officers on an ongoing basis.

     To implement the above policy, the Company sought and received stockholder approval of the 1996 Stock Incentive Plan. Furthermore, in 1999, the Company sought and received stockholder approval to increase the number of shares available for awards under the 1996 Stock Incentive Plan. Such approvals preserved the tax deductibility of stock options, performance shares and annual incentive awards awarded to the Company's executive officers under the EMIP and MIP. The 1996 Stock Incentive Plan links compensation to the achievement of key financial objectives to motivate employees and increase stockholder value.

By:  The Compensation Committee

C. Edward Midgley, Chairman      Dr. Charles L. Cooney       David L. Swift
Joel B. Alvord                   John M. Galvin


Compensation of the Board of Directors

     Directors who are not employees or officers of the Company receive an annual retainer fee in the amount of $36,000, paid quarterly on the last day of each fiscal quarter. Non-employee directors have the option to make an election to receive the retainer in deferred stock units instead of cash. Those directors who opt for the stock unit alternative for a 3-year deferral period will receive a 15 percent premium in stock units versus the cash option, a 20 percent premium for a 4-year deferral period, and a 25 percent premium for a 5-year deferral period. Directors are also reimbursed for reasonable travel and other expenses related to meetings of the Board and committees. Non-employee directors receive non-qualified stock options to purchase 2,000 shares of Common Stock annually. Directors who are employees or officers of the Company do not receive compensation for serving as directors or members of committees. Mr. Kachur and Mr. Flynn, as officers of the Company, are not compensated for serving as directors or members of committees of the Company.

Employment Agreements

     On December 1, 2000, the Company entered into a written agreement to employ Mark G. Kachur as President and Chief Executive Officer. Mr. Kachur's Employment Agreement expires on November 30, 2004. The Employment Agreement provides for the payment of a base salary of $420,000, which can be increased at the discretion of the Company. Additionally, Mr. Kachur will be eligible to (1) receive bonuses as part of the Company's EMIP and MIP; and (2) participate in other incentive, stock option, profit sharing and similar plans maintained by the Company for the benefit of its executives. In addition, the Employment Agreement with Mr. Kachur provides that, in the event of his termination without cause (as defined in his Employment Agreement), Mr. Kachur will receive a lump sum payment equal to two times his recent annual cash compensation. Finally, Mr. Kachur will be included in all other employee benefit plans to the extent that he is eligible. Such plans include, but are not limited to, group life insurance plans, hospitalization and medical plans and long-term disability plans.

     On January 5, 1999, the Company entered into a written agreement to employ Frederick C. Flynn, Jr. Mr. Flynn's Employment Agreement expires on January 4, 2002. The Employment Agreement provides for the payment of a base salary of $250,000, which can be increased at the discretion of the Company. Additionally, Mr. Flynn will be eligible to (1) receive cash bonuses as part of the Company's MIP; and (2) participate in other incentive, stock option, profit sharing and similar plans maintained by the Company for the benefit of its executives. In addition, the Employment Agreement with Mr. Flynn provides that, in the event of his termination without cause (as defined in his Employment Agreement), Mr. Flynn will receive a lump sum payment equal to two times his recent annual cash compensation. Finally, Mr. Flynn will be included in all other employee benefit plans to the extent that he is eligible. Such plans include, but are not limited to, group life insurance plans, hospitalization and medical plans, and long-term disability plans.

Change of Control Agreements

     The Company has entered into change in control agreements ("Agreements") with Messrs. Kachur, Flynn, Croft, Hamlin, and Carney (the "Executives"). Under the Agreements, following a "Change in Control" (as defined in the Agreements), if the Executives are terminated without cause or if the Executives terminate their own employment for certain reasons, the Executives could receive (in addition to certain other benefits described below) (i) accrued and unpaid base salary and a pro rata portion of their highest recent bonus; (ii) two or three times the sum of their base salary and highest recent annual bonus during the three preceding years; (iii) the value of any shares, dividends or other property payable assuming maximum performance with respect to any performance shares held by the Executives; (iv) the actuarial value of accrued benefits under the supplemental executive retirement plan; (v) all vested nonforfeitable amounts owing under any comprehensive benefit plans; (vi) continuation of certain benefits for two or three years, such as medical benefits; and (vii) certain other benefits and payments. If a Change in Control occurs, the Company is obligated to set aside, in trust, sufficient assets to fund all obligations under the Agreements. In addition, payment received by the Executives in connection with a Change in Control could be "grossed up" for any excise taxes imposed by the "parachute payment" provisions of the IRC. Under the Agreements, each of the Executives has agreed not to compete with the Company for a stated period of time.


                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors (the "Audit Committee") is primarily responsible for overseeing the Company's financial reporting process. In fulfilling its responsibility, the Audit Committee has reviewed and discussed the audited financial statements with management; and has discussed with the independent auditors matters relating to the scope, results and process of the audit. The Audit Committee has received written disclosures and a letter from the independent auditors regarding the auditors' independence, as required by Independence Standards Board Standard No. 1, and has discussed with them their independence. Based upon the review and discussions of the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year.

By:  The Audit Committee

John M. Galvin, Chairman        C. Edward Midgley
Dr. Charles L. Cooney           David L. Swift

                               Performance Graph

     The following graph shows a comparison of cumulative total returns during the period commencing on September 10, 1996, the date the Company was spun-off from Commercial Intertech Corp., and ending on October 31, 2000, for the Company, the Russell 2000 Index, and the Company's Peer Group. The comparison assumes $100 was invested on September 10, 1996, in the Common Stock, the Russell 2000, and the Peer Group and assumes the reinvestment of all dividends, if any.

                             [GRAPH APPEARS HERE]

                 September 10, 1996   October 31, 1996   October 31, 1997   October 31, 1998   October 31, 1999   October 31, 2000

CUNO                    100.00             105.82             112.43             100.86             132.28             167.82
RUSSELL 2000/1/         100.00              98.44             127.08             112.30             129.07             151.80
PEER GROUP/2/           100.00             102.94              95.46              89.52              89.76             103.73

/1/ The Russell 2000 Index is a market-weighted index comprising approximately 2,000 common stocks issued by a wide range of smaller capitalization U.S. companies.
/2/ The Peer Group Index represents public companies against which the Company competes and includes Calgon Carbon Corporation, Ionics Inc., Millipore Corp., Osmonics Inc., and Pall Corporation.

                        SECURITY OWNERSHIP OF MANAGEMENT

  The directors, nominees for the office of director, the Named Executive Officers, and all directors and executive officers as a group were the beneficial owners of Common Stock, as of December 31, 2000, as set forth below:

                                                                                      Amount and
                                                                                       Nature of      Percent of
                                                                                      Beneficial        Voting
                                                                                       Ownership        Shares
                                                                                     -----------      ----------
Joel B. Alvord.............................................................           33,973  (2)          *
Timothy B. Carney..........................................................           26,205  (1)(2)(3)    *
Charles L. Cooney..........................................................           14,163  (2)          *
Michael H. Croft...........................................................           57,938  (1) (2)      *
Frederick C. Flynn, Jr.....................................................           55,657  (1)(2)       *
John M. Galvin.............................................................           29,598  (2)          *
Thomas J. Hamlin...........................................................           16,960  (1)(2)       *
Mark G. Kachur.............................................................          396,547  (1)(2)       2.43%
C. Edward Midgley..........................................................           47,672  (2)(4)       *
David L. Swift.............................................................           21,468  (2)          *

All Directors and Executive Officers as a group (12 people)................          735,567               4.50%

__________________
*    Less than 1%.
(1) Includes the following number of shares of Common Shares (fractional shares not shown) credited to the accounts of the above-mentioned beneficial owners by the trustee acting under the provisions of the Company 401(k)
     Plan: Mr. Carney 2,023 shares, Mr. Croft 3,718 shares; Mr. Flynn 787 shares; Mr. Hamlin 1,967 shares; and Mr. Kachur 934 shares.
(2) Includes shares of Common Stock acquirable within 60 days of December 31, 2000, upon exercise of options issued under the Company's 1996 Stock Incentive Plan as follows: Mr. Alvord 4,000 shares; Mr. Carney 11,500 shares; Dr. Cooney 4,000 shares; Mr. Croft 17,250 shares; Mr. Flynn 6,500 shares; Mr. Galvin 4,000 shares; Mr. Hamlin 5,500 shares; Mr. Kachur 237,536 shares; Mr. Midgley 4,000 shares; and Mr. Swift 4,000 shares.
(3)  Does not include 500 shares of Common Stock owned by Mr. Carney's wife.
(4)  Does not include 10,000 shares of Common Stock owned by Mr. Midgley's wife.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                             Name and Address of                       Amount and Nature of                      Percent
Title of Class                Beneficial Owner                       Beneficial Ownership (1)                   of Class
Common              David L. Babson & Co., Inc.                            1,989,120 (2)                         12.18%
                    One Memorial Drive
                    Cambridge, MA  02142-1300
Common              Gabelli Asset Management Inc.                          1,216,500 (3)                          7.45%
                    One Corporate Center
                    Rye, NY 10580
Common              Primecap Management Co.                                  901,000 (4)                          5.52%
                    225 South Lake Avenue, Suite 400
                    Pasadena, CA  91101

(1) The information contained in this Table was obtained from Schedule 13G's or from information provided by the Beneficial Owner.
(2) David L. Babson & Co. has sole voting power over 1,989,120 shares and sole investment power over 1,989,120 shares.
(3) Gabelli Asset Management Inc. has sole voting power over 1,206,500 shares and sole investment power over 1,216,500 shares.
(4) Primecap Management Co. has sole voting power over 901,000 shares and sole investment power over 901,000 shares.

                                   PROPOSAL 2
                       SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending October 31, 2001. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative so desires and will also be available to respond to appropriate questions from stockholders.

     Unless contrary instructions are noted on the proxy, it will be voted to ratify the selection by the Board of Directors of Ernst & Young LLP as independent auditors for the fiscal year ending October 31, 2001. The affirmative vote of the holders of a majority of the voting shares represented at the Annual Meeting is required for such ratification. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF AUDITORS.


                         ANNUAL REPORT TO STOCKHOLDERS

     The annual report of the Company and its subsidiaries for the fiscal year ended October 31, 2000, including financial statements reflecting the financial position and operations of the Company and its subsidiaries for that year, is being mailed to stockholders simultaneously with this Proxy Statement. The annual report is not deemed to have been filed with the Securities and Exchange Commission and is not part of this proxy.


                      2001 ANNUAL MEETING OF STOCKHOLDERS

     The deadline for receipt by the Company of stockholders' proposals for including in the Company's proxy statement and form of proxy for its 2002 annual meeting of stockholders (the "2002 Meeting") is September 21, 2001. No stockholder proposal will be considered at the 2002 Meeting unless proper notice is received by the Company between November 5, 2001, and December 5, 2001. The Company form of proxy for the 2002 Meeting will confer discretionary authority upon the persons named as proxies to vote on any untimely stockholder proposals; and, the proxy statement will advise how the proxies intend to vote on any timely stockholder proposals which are not included in the Company's proxy statement and form of proxy.


                                   FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED BY STOCKHOLDERS AFTER JANUARY 31, 2001, WITHOUT CHARGE, ON WRITTEN REQUEST DIRECTED TO THE SECRETARY, CUNO INCORPORATED, 400 RESEARCH PARKWAY, MERIDEN, CONNECTICUT 06450.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters of business to be presented for action at the Annual Meeting other than as set forth above. The enclosed proxy does, however, confer discretionary authority upon the persons named therein, or their substitutes, to take action with respect to any other matters that may properly be brought before the Annual Meeting.

                            SOLICITATION OF PROXIES

     The enclosed form of proxy is solicited by the Board of Directors. Shares represented by the proxy will be voted at the Annual Meeting in accordance with the shareholder's written instructions. The cost of preparing, printing, assembling and mailing will be paid by the Company. Officers, directors or other employees of the Company, without additional remuneration, may solicit proxies personally or by other appropriate means, if deemed advisable. The Company will also request brokers, banks and other nominees to send proxy material to and obtain proxies from their principals, and it will reimburse such persons for their expenses in so doing. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies. Morrow & Co., Inc. will request brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company's Common Stock of record to forward proxy solicitation material to the beneficial owners of such shares. For these services, the Company will pay Morrow & Co., Inc. a fee estimated not to exceed $5,000 plus reimbursement of expenses.

     Please promptly vote your proxy to ensure that your shares will be voted at the Annual Meeting. Your proxy may be voted by telephone, Internet, or mail, as indicated on the proxy card. We also hope that you will attend the Annual Meeting.

                                 BY THE ORDER OF THE BOARD OF DIRECTORS

                                 /s/  John A. Tomich
                                 --------------------------
                                 JOHN A. TOMICH
                                 General Counsel and Secretary


Meriden, Connecticut
January 19, 2001

                                                                      Appendix A
                                                                      ----------

                               CUNO Incorporated
                            AUDIT COMMITTEE CHARTER



Organization
------------


This Charter governs the operations of the Audit Committee (the "Committee") in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information prepared by CUNO Incorporated (the "Company") in a timely manner. The Committee shall review and reassess the Charter and obtain the approval of the Board of Directors at least annually. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence with management and the Company. All Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.


Statement of Policy
-------------------

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.


Responsibilities and Processes
------------------------------

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee will take the appropriate actions to set the overall corporate tone for quality financial reporting, sound business risk practices, and ethical behavior, and shall meet at least three times annually, or more frequently as circumstances dictate.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

     . The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to shareholders' approval.

     . The Committee shall discuss with the persons responsible for the internal audit function ("internal auditors") and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their audits.

     . The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for the purposes of this review.

     . The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including its judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

     . The Committee shall review the disclosures concerning the Committee and its operations as may be required for inclusion in proxy materials distributed by the Company in connection with meetings of its shareholders.

The Committee shall perform any other activities consistent with this Charter, the Company's By-laws, or governing law as the Committee or the Board deems necessary or appropriate.

                                                                                                        Please mark your
                                                                                                        votes as indicated [X]
                                                                                                        in this example.

1.   ELECTION OF DIRECTORS                                                 2.   RATIFY SELECTION OF ERNST & YOUNG LLP AS
Nominees: Mark G. Kachur and David L. Swift                                                    INDEPENDENT AUDITORS

FOR nominees listed above                     WITHHOLD AUTHORITY                The Board of Directors recommends a vote FOR the
(except as listed to the contrary below)      to vote for nominees listed        approval of the auditors.
                                                                                        FOR        AGAINST        ABSTAIN
          [_]                                           [_]                             [_]          [_]            [_]

The Board of Directors recommends a vote FOR the election                  3.   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO
of the nominees as director.  If you wish to withhold                           VOTE UPON  SUCH OTHER BUSINESS AS MAY PROPERLY COME
authority to vote for any individual nominee, write that                        BEFORE THE MEETING OR ANY ADJOURNMENTS OR
nominee's name in the space provided below.                                     POSTPONEMENTS THEREOF.

_______________________________

THIS PROXY WILL BE VOTED AS DIRECTED ABOVE, OR IF RETURNED EXECUTED WITH NO DIRECTION GIVEN, WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES AS DIRECTORS, AND FOR RATIFICATION OF ERNST & YOUNG LLP AS AUDITORS.

THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON                                 PLEASE SIGN, DATE AND RETURN PROMPTLY
Executors, administrators, trustees, attorneys, etc., should give full                     IN THE ENCLOSED ENVELOPE
title as such. If the signer is a corporation or partnership, please sign full corporate or partnership name by duly authorized officer.

                                                                                           Dated:______________________, 2000
                                                                                           ____________________________________
                                                                                           ____________________________________
                                                                                                Signature of Stockholder(s)
------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE

CUNO encourages you to take advantage of new and convenient ways by which you can vote your shares on matters to be covered at the Annual Meeting of Stockholders. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot.

TO VOTE OVER THE INTERNET:
 . Have your proxy card in hand when you access the web site.
 . Log onto the Internet and go to the web site
  http://www.eproxyvote.com/cuno, 24 hours a day, 7 days a week.
 . You will be prompted to enter your control number printed in the box above. . Follow the instructions provided.

TO VOTE OVER THE TELEPHONE:
 . Have your proxy card in hand when you call.
 . On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683),
  24 hours a day, 7 days a week.  Outside the U.S. call 1-201-536-8073.
 . You will be prompted to enter your control number printed in the box above. . Follow the recorded instructions.

TO VOTE BY MAIL:
 . Mark, sign and date your proxy card.
 . Return your proxy card in the postage-paid envelope provided.

Your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned the proxy card. If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.


                      [MAP OF DIRECTORS TO THE RADISSON]


Directions to the Radisson

Traveling North: Interstate 91 N to exit 21. Turn left. Traveling South:
Interstate 91 S to exit 21. Turn left.
Or

Traveling East: 1-84 to Exit 27 to Route 691 E (Meriden/Middletown) to 1-91 N. Take exit 21. Turn left. Traveling West: 1-84 to Hartford Interchange to 1-91S to exit 21. Turn left.

                               CUNO INCORPORATED
                              400 Research Parkway
                          Meriden, Connecticut  06450

                                     PROXY

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                      FOR
              THE ANNUAL MEETING OF STOCKHOLDERS, MARCH 14, 2001

     The undersigned hereby appoints Frederick C. Flynn, Jr., Thomas J. Hamlin, and Timothy B. Carney, and each or any of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of stock of CUNO Incorporated which the undersigned is entitled to vote at the Annual Meeting of Stockholders of CUNO Incorporated to be held at the Radisson Hotel & Conference Center, 100 Berlin Road, Cromwell, Connecticut, on Wednesday, March 14, 2001, at 10:00 a.m., or any adjournments or postponements thereof, upon all matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

             (Continued and to be signed and dated on other side)


                             FOLD AND DETACH HERE
--------------------------------------------------------------------------------

                                [LOGO OF CUNO]


                                 Annual Meeting
                                       of
                                  Stockholders
                                       of

                               CUNO INCORPORATED
                                 March 14, 2001
                                       at
                       Radisson Hotel & Conference Center
                     100 Berlin Road, Cromwell, Connecticut
                            Beginning at 10:00 a.m.

                                                       (See map on reverse side)

ADMISSION TICKET - REQUIRED FOR ADMITTANCE TO ANNUAL MEETING
----------------